EXHIBIT 99.1


                    ALLMERICA FINANCIAL CORPORATION TO CHANGE
                   NAME TO "THE HANOVER INSURANCE GROUP, INC."

         Move reflects exclusive focus on property and casualty business

WORCESTER, Mass., October 31, 2005 - Allmerica Financial Corporation (NYSE: AFC) today announced that, effective December 1st, it will change its name to "The Hanover Insurance Group, Inc." and that its stock will trade on the New York Stock Exchange under the stock ticker symbol "THG."

"Over the past two years, we have created a very distinctive, super-regional property and casualty company; one that provides our agent partners and their customers with the product and service capabilities of a larger company and the energy and responsiveness of a smaller company," said Frederick H. Eppinger, Allmerica's president and chief executive officer. "With that foundation now firmly in place, it is time to re-introduce our company to our agents and customers, reinforcing our commitments to them and building a brand that reflects our strength and experience."

Allmerica is a holding company for a group of insurance companies including The Hanover Insurance Company, headquartered in Worcester, Mass., and Citizens Insurance Company of America, based in Howell, Mich. The new holding company name is taken from the largest and oldest company in the group, Hanover Insurance, which has been partnering with independent insurance agents to meet their customers' insurance needs for more than 150 years.

                                     -more-

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Allmerica Financial Corporation to Change Name
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In conjunction with its name change, the company also will adopt a new corporate logo and tagline. The logo consists of the company name in type, along with a stylized eagle borrowed and refined from Allmerica's current identity. The new tagline - Our Policy is Performance - summarizes the company's brand promise to its agent partners and customers.

While the name change will be formally effective on December 1, the company will begin a broad re-branding campaign immediately, reinforcing the new name, logo and tagline with the company's key constituents, including agents, investors and stock analysts, customers, employees and the communities where it has a significant presence.

The company will use The Hanover Insurance Group as its primary identity in all of its markets except Michigan, where Citizens Insurance Company of America is a leading insurance provider and the company benefits from very strong brand recognition. In Michigan, the company will continue to lead with the Citizens name, and will identify Citizens as a company of The Hanover Insurance Group.

About Allmerica

Allmerica Financial Corporation is a stock holding company headquartered in Worcester, Mass. The lead companies in the group, Hanover Insurance, founded in 1852, and Citizens Insurance, founded in 1915, market personal and commercial property and casualty insurance to individuals, families and businesses, primarily in the Northeast, Southeast and Midwest. Taken together, Hanover and Citizens rank among the top 35 of the more than 950 property and casualty companies in the country.

About The Hanover Insurance Group

The Hanover Insurance Group, Inc. (NYSE: THG) (The Hanover) is the stock holding company for a group of insurance companies and is headquartered in Worcester, Massachusetts. The Hanover's two lead property and casualty companies include The Hanover Insurance Company, founded in New York in 1852, and Citizens Insurance Company of America, founded in Michigan in 1915.

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Allmerica Financial Corporation to Change Name
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The Hanover  companies offer a wide range of property and casualty  products and services to individuals, families and businesses through an extensive network of independent agents. Taken as a group, The Hanover ranks among the top 35 of over 950 property and casualty insurers in the United States. The Hanover has been meeting its obligations to policyholders and agents for more than 150 years.



AF-58
10/31/05

CONTACTS:

Investors:                                       Media:
Sujata Mutalik                                   Michael F. Buckley
E-mail: smutalik@allmerica.com                   E-mail: mibuckley@allmerica.com
        ----------------------                           -----------------------
1-508-855-3457                                   1-508-855-3099


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